Exhibit 10.36

A. MICHAEL CHRETIEN / OFFER OF EMPLOYMENT

AMENDED OFFER OF EMPLOYMENT OF A. MICHAEL CHRETIEN

This Amended Offer of Employment of A. Michael Chretien is made September 16, 2011 at the City of Columbus, County of Franklin, State of Ohio, by Intellinetics, Inc., 2190 Dividend Drive, Columbus, Ohio 43228 to A. Michael Chretien, 7893 Devonwood Court, Dublin, Ohio 40317

We are pleased to offer you employment as Chairman of the Board, Vice President of Compliance, and Secretary effective September 16, 2011. We know that your experience, competence, values and enthusiasm will be a positive factor in the future growth and success of Intellinetics, Inc.

1.	Reporting directly to the President & CEO, as Chairman of the Board, Vice President of Compliance, and Secretary your responsibilities will include the following:

1.1	Participate as a member of the senior management team regarding strategic corporate decisions and direction

1.2	Provide senior management with guidance regarding their respective legal rights and duties associated with the administration and operation of Intellinetics.

1.3	Prepare and review all internal and external corporate agreements.

1.4	Oversee corporate intellectual property.

1.5	Perform other duties as properly assigned.

2.	Remuneration will consist of: Salary, Equity, and Benefits. Additional Remuneration may include Profit Sharing and Bonuses at the sole discretion of Intellinetics.

2.1	Salary: The position will start at the rate of Ninety Seven Thousand Five Hundred Dollars ($97.500.00) per year, payable biweekly during each month that this agreement shall be in force.

2.2	Equity: Employee currently has a 42 Percent equity in Intellinetics common stock.

2.3	Benefits:

2.3.1	Opportunity to participate in a 401(k) profit sharing plan subject to plan eligibility requirements.

2.3.2	Discretionary Employer contribution to selected Company health care plan. Amount of Employer contribution reviewed and announced annually by Employer.

2.3.3	Twenty (20) business days paid vacation. Vacation days to be scheduled at mutually agreed upon times. Vacation is earned and accrued on a monthly basis with a maximum annual carryover of five (5) unused vacation days.

2.3.4	Cell phone provided at Employer’s expense.

2.3.5	Company installed Intellinetics phone-line at residence

2.3.6	Reimbursement of all reasonable and documented business expenses. Mileage for business travel will be reimbursed at the published rate.

2.3.7	Five (5) personal days per annum. Personal days accrue monthly calculated on an annual proportional basis; accrued unused personal days shall not be carried over into the succeeding year.

2.3.8	Your use of on-premise Exercise Facility upon execution of Liability and Waiver Form.

2.3.9	Paid Company Holidays; schedule announced by Employer annually.

2.3.10	Discretionary Employer contribution for Employee professional development and/or continuing education.

CONFIDENTIAL

A. MICHAEL CHRETIEN / OFFER OF EMPLOYMENT

3.	Profit sharing and bonuses may become a component of your compensation at the sole discretion of Employer.

You or Intellinetics may terminate this employment relationship at any time for cause or without cause by giving written notice. The parties stipulate and agree that Employee is an “At Will” employee under Ohio law and does not have a contract of employment for a definite period. Employee’s status shall not change except as set forth in writing signed by both parties to this Offer.

This Amended Offer of Employment and the Amended Employment Agreement dated September 16, 2011 constitute all of our agreements and understandings regarding your employment. There are no other oral or written agreements regarding your employment and no one else is authorized to make any other agreements. Ohio law shall govern this agreement and any employment relationship that may be formed between the undersigned parties at any time.

Intellinetics, Inc.:	Employee: A. Michael Chretien

/s/ William J. Santiago	/s/ A. Michael Chretien
William J, Santiago, President & CEO	A. Michael Chretien, Chairman of the Board, Vice President of Compliance, and Secretary

CONFIDENTIAL